UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2013

 ARC Group Worldwide, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah

(State or other jurisdiction of incorporation)

000-18122 (Commission File Number)	87-0454148 (IRS Employer Identification No.)

810 Flightline Blvd. Deland, FL	32724
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   386-736-4890

N/A

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 0240.13e-4(c))

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Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Robert Marten as Chief Executive Officer and Member of the Board

Effective as of April 29, 2013, Mr. Robert Marten has been appointed as the Chief Executive Officer of ARC Group Worldwide, Inc. (the “Company”) and as a member of the Board of Directors (the “Board”) of the Company. Mr. Marten was appointed as the Company’s President on September 16, 2012. Mr. Marten has served as the President and Chief Executive Officer of the Company’s subsidiary FloMet LLC since July of 2006. Mr. Marten has served as the President and Chief Executive Officer of the Company’s subsidiary Quadrant Metals Technologies LLC (“QMT”) since its inception in 2011. He has also served as the Chief Executive Officer of the Company’s subsidiaries General Flange & Forge LLC since April, 2011 and Tubefit LLC since November, 2011. He has served as the Chief Executive Officer of the Company’s subsidiaries Advanced Forming Technologies, Inc. and AFT-Hungary Kft. since the Company acquired these entities on August 8, 2012. Mr. Marten previously served in executive leadership positions with several other manufacturing companies. Mr. Marten has both a BBA and an MBA from the University of Wisconsin – Madison.

Mr. Marten’s compensation for his services as the Company’s President and Chief Executive Officer shall be pursuant to his current employment agreement with the Company’s subsidiary FloMet LLC (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Marten serves as the President and Chief Executive Officer of FloMet LLC. Mr. Marten entered into the Employment Agreement with FloMet LLC as of March 1, 2011. The Employment Agreement has a term of three (3) years. The term of Mr. Marten’s employment shall be automatically renewed for additional one (1) year terms unless either party to the Employment Agreement gives notice at least sixty (60) days prior to the scheduled expiration date of Mr. Marten’s employment. Pursuant to the Employment Agreement, Mr. Marten shall be entitled to receive a salary of $267,300 per annum. In addition, pursuant to the Employment Agreement, Mr. Marten shall be entitled to the standard benefits of other employees of FloMet LLC. The Employment Agreement contains standard covenants regarding intellectual property, as well as covenants not to compete and covenants not to solicit customers and employees. During the most recent fiscal year of the term of the Employment Agreement, in addition to his salary, Mr. Marten received incentive income of $106,479 and 401K matching funds of $13,786.92.

Effective August 8, 2012, the Company acquired all of the shares of QMT pursuant to a Membership Interest Purchase Agreement, dated as of April 6, 2012 with Quadrant Management, Inc. (“QMI”), QMT, QMP Holding Corp., QTS Holding Corporation, John Schoemer, Arlan Clayton, Robert Marten, QMT and Carret P.T., LP (the “QMT Acquisition Agreement”). The QMT Acquisition Agreement provided for the acquisition of QMT by the Company, as described in further detail in the Company’s Definitive Proxy Statement, as filed with the U.S. Securities & Exchange Commission on July 16, 2012, which is incorporated herein by reference thereto (such acquisition is referred to herein as the “QMT Acquisition”). In connection with the QMT Acquisition, the Company issued 4,029,691 shares of the Company’s common stock to the sellers at an exchange price of $7.80 per share (in each case giving effect to the Company’s 1:1.95 reverse stock split of August 7, 2012). Mr. Marten, as one of the sellers, received 83,941 shares of the Company’s common stock.

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Appointment of New Board Members

Effective as of April 29, 2013, Gregory Wallis and Willard T. Walker Jr. have been appointed as members of the Board. Mr. Wallis and Mr. Walker shall serve as members of the Board’s Audit Committee and Compensation Committee. Mr. Jerrold H. Abrahams shall continue to serve as the Company’s designated Audit Committee Financial Expert.

Following their appointment becoming effective, Mr. Wallis and Mr. Walker shall receive the same compensation for their service on our Board that we provide to our other independent directors, namely, an annual fee of $40,000.

Greg Wallis is the CEO of Dorst America in Bethlehem, PA, responsible for the company’s operations in North America.  Before being named CEO in 2004, Greg was Dorst’s Executive Vice President, with primary responsibilities of sales and marketing in the US, Canada, and Mexico.  He played a key role in taking Dorst from a niche player to the dominant supplier of high technology compacting presses in the Powder Metallurgy and related industries.  Prior to joining Dorst in 1989, Greg honed his engineering and marketing skills having held various positions within the former Frenchtown Ceramics Co, in Frenchtown, NJ.

Mr. Walker is President and CEO of W. T. Walker Group, Inc., a holding company with businesses engaged in the manufacture of steel forgings and provision of thermal treatment services.  Mr. Walker’s career in engineered products includes experience in strategic planning, financial oversight, organizational development, and mergers and acquisitions.  Mr. Walker received his B.A. in Economics from the University of Wisconsin, and his J.D. from Northwestern University School of Law.

Resignation of Theodore Deinard as Chief Executive Officer and as a Member of the Board

Effective as of April 29, 2013, Mr. Theodore Deinard has resigned as the Interim Chief Executive Officer of the Company and as a member of the Board. Mr. Deinard has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices with regard to the cessation of his services as Chief Executive Officer and as a member of the Board.  Mr. Deinard has been appointed as the Chief Executive Officer of the Company’s subsidiaries ARC Wireless LLC and ARC Wireless Ltd.

Resignation from the Board

Effective as of April 29, 2013, each of Mr. Viktor Nemeth, Ms. Lynn Wunderman and Mr. Jonathan Bernstein has resigned as a member of the Board.

Each of Mr. Nemeth, Ms. Wunderman and Mr. Bernstein has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices with regard to the cessation of his or her services.

Item 8.01:	Other Events.

Press Release

On April 29, 2013, the Company issued a press release, attached hereto as Exhibit 99.1.

Item 9.01:	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit.

Exhibit 99.1	Press Release dated April 29, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Group Worldwide, Inc.
(Registrant)

Date: April 29, 2013	By:	/s/ Robert Marten
Name: Robert Marten
Title: Chief Executive Officer